As filed with the Securities and Exchange Commission on April 20, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

Terra Income Fund 6, Inc.

(Exact name of registrant as specified in its charter)

Maryland	46-2865244
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

805 Third Avenue 8th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:

333-202399

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant’s Securities to be Registered

The securities to be registered hereby are common stock, par value $0.001 per share, of Terra Income Fund 6, Inc. (the “Registrant”). The description of the shares of common stock contained in the sections entitled “Description of Our Securities,” “Suitability Standards,” “Share Repurchase Program” and “Distributions” in the Prospectus included in the Registrant’s Registration Statement on Form N-2 (File No. 333-202399), filed with the Securities and Exchange Commission on March 2, 2015 (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits

The following exhibits to this registration statement have either been filed as exhibits to the Registrant’s Registration Statement on Form N-2 (File No. 333-202399) and are hereby incorporated herein by reference or are filed herewith:

3.1*	Articles of Amendment and Restatement of the Registrant.

3.2*	Amended and Restated Bylaws of the Registrant.

4.1	Form of Subscription Agreement (included as Appendix A contained in the Registrant’s Registration Statement on Form N-2 filed on April 16, 2015 (File No. 333-202399)).

4.2*	Distribution Reinvestment Plan of the Registrant.

____________________

* Filed herewith.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 20, 2015

TERRA INCOME FUND 6, INC.

By:	/s/ Bruce D. Batkin
Name: Bruce D. Batkin
Title: Chief Executive Officer

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